                                                                      EXHIBIT 11


                        COMPUTATION OF PER SHARE EARNINGS




                                                       Year Ended December 31,
                                                     2001        2000       1999
                                                   -------     -------     -------
                                                (in thousands, except per share data)
BASIC
Income Before Cumulative Effect
of Accounting Change                               $ 1,626     $ 1,424     $   983
/ Weighted Average Shares                            2,610       2,604       2,645
---------------------------------                  -------     -------     -------
Per Share                                          $  0.62     $  0.55     $  0.37

Cumulative Effect of Accounting Change                  --          --         (57)
/ Weighted Average Shares                            2,610       2,604       2,645
---------------------------------                  -------     -------     -------
Per Share                                               --          --       (0.02)

Basic Earnings Per Share                           $  0.62     $  0.55     $  0.35
=================================                  =======     =======     =======


DILUTED

Income Before Cumulative Effect
of Accounting Change                               $ 1,626     $ 1,424     $   983
/ Weighted Average Shares                            2,613       2,604       2,650
---------------------------------                  -------     -------     -------
Per Share                                          $  0.62     $  0.55     $  0.37

Cumulative Effect of Accounting Change                  --          --         (57)
/ Weighted Average Shares                            2,613       2,604       2,650
---------------------------------                  -------     -------     -------
Per Share                                               --          --       (0.02)

Diluted Earnings Per Share                         $  0.62     $  0.55     $  0.35
=================================                  =======     =======     =======




Notes:
   - Weighted average shares outstanding have been adjusted to reflect 11 for 10 stock splits in 2000 and 1999.

   - Where applicable, diluted share computations include the effects of outstanding stock options.